UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

MRC Global Inc. (the “Company”) has entered into an agreement to acquire privately held Stream AS (“Stream”). Stream is the leading pipe, valve and fittings (“PVF”) distributor and provider of flow control products, solutions and services to the offshore oil and gas industry on the Norwegian Continental Shelf (“NCS”). The acquisition is expected to close in January 2014, subject to normal and customary closing conditions.

The Company has agreed to acquire Stream for approximately $260 million (Norwegian Kroner 1.60 billion), which includes the assumption of approximately 468 million Norwegian Kroner of debt. Stream’s 2014 EBITDA is expected to be approximately $30 million, and the acquisition purchase price reflects a multiple of 8.7 times estimated 2014 EBITDA. Stream’s 2013 revenues are estimated at $273 million and its EBITDA margins are in line with the Company’s average and target of approximately 8-10%. Stream typically generates approximately two-thirds of its revenue from the maintenance, repair and operational requirements of a large installed base of existing offshore installations, and one-third of its revenue from projects for new installations and major modifications of current platforms.

The Company also has acquired privately held Flangefitt Stainless Ltd (“Flangefitt”), a leading UK-based pipe, flange and fitting distributor to the oil and gas industry. Flangefitt’s 2013 estimated revenue is approximately $28 million, and we expect its 2014 EBITDA to be approximately $4 million.

Combined, these two acquisitions are expected to add over $325 million in revenue and approximately $34 million in EBITDA to the Company in 2014 and provide the Company with a complete PVF product offering in the North Sea, a key region the Company has targeted as part of its strategic international expansion. The Company expects these acquisitions to be approximately $0.01-$0.02 accretive to earnings per share in 2014, the first year being burdened with certain one-time acquisition and acquisition accounting related charges of approximately $0.05-$0.06 per share. The Company expects to fund the acquisitions with availability under its asset-based lending facility (“ABL”). Pro forma for these acquisitions, the Company’s debt at September 30, 2013 would have been $1.3 billion, with pro forma leverage (ratio of debt to EBITDA) of approximately 3.1x, and the Company’s ABL availability would have been approximately $430 million. The Company expects that free cash flow generated in 2014 will bring its leverage below 3x.

The Company will host a conference call at 4:00 p.m. central time (5:00 p.m. eastern time) on Monday, December 9, 2013, regarding these acquisitions. To participate in the call, dial 480-629-9819, and ask for the MRC Global conference call. To access it live over the Internet, please log onto the web at http://www.mrcglobal.com and go to the “Investor Relations” page of the Company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through December 23, 2013 and may be accessed by dialing 303-590-3030 and using pass code 4654960#. Also, an archive of the webcast will be available shortly after the call at http://www.mrcglobal.com for 90 days.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “projected,” “expects,” “expected,” believe,” “should” and similar expressions are intended to identify forward-looking statements. The Company’s estimates regarding Stream’s future revenue, EBITDA and EBITDA margins, Flangefitt’s future revenue and EBITDA, the acquisition purchase price multiples, the revenue that may be added to the Company as a result of the acquisitions, the effects of the acquisitions on the Company’s earnings per share, the Company’s pro forma debt, leverage and ABL availability and the Company’s future cash flow and leverage are only the Company’s expectations regarding projections. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s, Stream’s and Flangefitt’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Whether Stream, Flangfitt or the Company are actually successful in achieving these projected results is dependent on a number of factors, including (among others) changes in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the ability of Stream, Flangefitt and the Company to compete successfully with other companies in their industry; risks that customers may not desire to continue to do business with Stream or Flangefitt given the announcement of the Company’s agreement to acquire Stream and Flangefitt; the risk that manufacturers of the products Stream, Flangefitt and the Company distribute will sell a substantial amount of goods directly to end users; unexpected supply shortages or delays by suppliers; customer project delays; cost increases by suppliers; the lack of long-term contracts with most of the suppliers of Stream, Flangefitt and the Company; increases in customer, manufacturer and distributor inventory levels; suppliers’ price reductions of products that Stream, Flangefitt and the Company sell, which could reduce selling prices; decreases in steel prices, which could significantly lower sales prices; increases in steel prices, which the Company may be unable to pass along to its customers, which could significantly lower its profit; the lack of long-term contracts with many of the customers of Stream, Flangefitt and the Company and their lack of contracts with customers that require minimum purchase volumes; changes in the customer and product mix; risks related to customers’ credit; the potential adverse effects associated with integrating acquisitions into the Company’s business and whether these acquisitions will yield their intended benefits; the success of the Company’s acquisition strategies; the Company’s significant indebtedness; the dependence on the Company’s subsidiaries for cash to meet its debt obligations; changes in the Company’s credit profile; a decline in demand for certain of the products that the Company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations; the sufficiency of the Company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the Company; pending or future asbestos-related claims against the Company; the potential loss of key personnel; interruption in the proper functioning of the information systems of Stream, Flangefitt or the Company; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of the Company’s goodwill or other intangible assets; changes in tax laws or adverse positions taken by taxing authorities in the countries in which the Company operates; and adverse changes in political or economic conditions in the countries in which the Company operates. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcglobal.com.

Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the Company’s, Stream’s and Flangefitt’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

The information referenced under Item 7.01 of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section. The information set forth under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On December 9, 2013, the Company issued a press release announcing it has signed an agreement to acquire Stream. The press release also announced that the Company has acquired Flangefitt. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2013

MRC GLOBAL INC.

By:	/s/ James E. Braun
James E. Braun
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 9, 2013

6